UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

THE SUSTAINABLE GREEN TEAM LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-56510	61-1934413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24200 CR-561

Astatula, Florida 34705

(Address of principal executive offices and Zip Code)

(407) 886-8733

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON	SGTM	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 9.01 Financial Statements and Exhibits.

UNAUDITED FINANCIAL STATEMENTS FOR THE NINE-MONTHS ENDED 9/30/2023

The unaudited consolidated financial statements of THE SUSTAINABLE GREEN TEAM LTD., and its subsidiaries (collectively hereinafter the “Company”), which comprise the consolidated balance sheets, the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, statements of cash flows, and corresponding notes to the financial statements, all for the nine-months ending September 30, 2023 are filed herewith as Exhibit 99.1 and incorporated herein by reference. The Company has also made the aforementioned financial statements, corresponding notes to the financial statements, and other pertinent disclosures related to the Company and its operations available through its quarterly filings on www.otcmarkets.com.

As noted in our Form 10/A for the 2022 fiscal year, pursuant to the terms of a corporate reorganization in 2019, The Sustainable Green Team, Ltd. (“SGTM”) became the parent company of National Storm Recovery (“NSRI”). As part of this transaction, the shares of NSRI were exchanged for shares of SGTM on a one for one basis making SGTM the parent to NSR LLC, as well as making SGTM the publicly-traded successor to NSRI.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2024	THE SUSTAINABLE GREEN TEAM LTD.

	By:	/s/ Anthony J. Raynor
	Name:	Anthony J. Raynor
	Title:	CEO

3

THE SUSTAINABLE GREEN TEAM, LTD.

F-1

THE SUSTAINABLE GREEN TEAM LTD.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	Sep. 30, 2023	Dec. 31, 2022
ASSETS
Current Assets
Cash & short term investments	$-	$-
Accounts receivable	9,097,851	2,436,324
Notes receivable	12,000,000	-
Inventory	34,871,844	18,656,179
Prepaid expenses and other current assets	8,991,312	8,798,019
Total Current Assets	64,961,007	29,890,522

Property and equipment, net	63,817,364	64,333,763

Other Assets
Long-term investments	1,004,838	968,513
Goodwill	224,000	224,000
Intangibles	13,746,870	14,473,880
ROU asset	6,521,043	10,474,406
Total Other Assets	21,496,752	26,140,798

Total Assets	$150,275,123	$120,365,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$9,982,752	$4,765,019
Current portion of lease liability	10,803,711	3,350,145
Notes payable	17,346,367	6,712,178
Income Taxes Payable	1,271,530	-
Notes payable - related party	1,500,000	1,500,000
Total Current Liabilities	40,904,361	16,327,342

Long-term Liabilities
Lease liabilities, net of current portion	-	7,140,632
Discount on notes payable	(1,253,739)
Notes payable, net of current portion	22,473,181	24,221,403
Total Long-term Liabilities	21,219,442	31,362,035

Total Liabilities	62,123,803	47,689,378

Stockholders’ Equity
Preferred Series A stock, $0.0001 par value, 5,000,000 shares authorized, 90 shares outstanding Common stock, $0.0001 par value; 245,000,000 shares authorized; 92,143,928 and 74,631,742 shares issued and outstanding, respectively

Common Stock	8,452	7,463
Additional paid-in capital	68,576,182	56,294,220
Retained earnings	19,566,686	16,374,022
Total Stockholders’ Equity	88,151,320	72,675,706

Total Liabilities and Stockholders’ Equity	$150,275,123	$120,365,084

Accompanying footnotes are an integral part of condensed consolidated financial statements.

F-2

THE SUSTAINABLE GREEN TEAM LTD.

CONSOLIDATED INCOME STATEMENT

(Unaudited)

	For the Three Months Ended:		For the Nine Months Ended:
	Sep. 30, 2023	Oct. 1, 2022	Sep. 30, 2023	Oct. 1, 2022

Net Revenue	$10,752,993	$6,425,129	$25,780,518	$28,978,933
Cost of Goods
Cost of Goods (excl depreciation & amortization)	4,642,053	1,121,485	16,475,301	20,737,633
Depreciation & Amortization (COGs)	892,990	947,746	2,695,759	2,673,098
Total Cost of Goods	5,535,042	2,169,231	19,171,060	23,410,731

Gross Profit	5,217,950	4,255,897	6,609,459	5,568,202
GP%	48.5%	66.2%	25.6%	19.2%
Operating Expenses
Selling, General and Administrative	2,304,024	1,950,763	6,750,405	4,522,391
Depreciation and Amortization (OpEx)	250,687	5,640	751,017	16,920
Total Operating Expenses	2,554,711	1,956,403	7,501,422	4,539,311

Income (loss) from Operations	2,663,239	2,299,494)	(891,963)	1,028,981

Other Income (expense)
Interest Expense, net	(1,891,016)	(882,284)	(4,180,315)	(1,805,606)
Bargain Purchase Gain (loss)	-	-	-	598,300
Net Debt Forgiveness/Grant (ERC)	-	-	1,458,448	1,236,080
Gain on Sale of Fixed Assets	8,643,443	(90)	8,610,981	16,833
Other Income, net	(155,219)	14,485	(940,585)	138,753
Total Other Income (expense)	6,588,208	(867,889)	4,948,529	184,361
Income (loss) before Income Taxes	9,251,447	1,431,605	4,056,565	1,213,252
Provision for Income Taxes	2,157,542	201,980	863,902	223,948
Net Income	$7,093,905	$1,229,625	$3,192,663	$989,304

Basic earnings (loss) per common share	$0.08	$0.01	$0.04	$0.01
Diluted earnings (loss) per common share	$0.08	$0.01	$0.04	$0.01
Basic weighted average common shares outstanding	85,056,551	85,287,570	80,028,973	90,288,826
Diluted weighted average common shares outstanding	92,291,551	90,927,574	87,263,973	90,288,826

The accompanying footnotes are an integral part of these condensed consolidated financial statements.

F-3

THE SUSTAINABLE GREEN TEAM, LTD.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (IN US$)

(Unaudited)

					Additional
	Preferred Stock		Common Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total

Balance at January 1, 2022	90	$-	90,460,425	$9,046	$34,536,850	$6,620,006	$41,165,502
Stock subscriptions			1,466,667	147	1,099,853	-	1,100,000
Stock repurchase (R. Spencer)			(3,900,275)	(390)	(584,651)	(877,459)	(1,462,500)
Net income						76,161	76,161
Balance at April 2, 2022	90	$-	88,026,817	$8,803	$35,052,052	$5,818,708	$40,879,163
Stock subscriptions			266,667	27	199,973	-	200,000
Stock repurchase (R. Spencer)			(2,600,183)	(260)	(389,767)	(584,972)	(975,000)
Net income						(316,482)	(316,482)
Balance at July 2, 2022	90	$-	85,693,300	$8,569	$34,862,258	$4,917,254	$39,787,681
Stock subscriptions			500,000	50	1,499,950		1,500,000
Net income						1,229,626	1,229,626
Balance at Oct. 1, 2022	90	$-	86,193,300	$8,619	$36,362,208	$6,146,880	$42,517,307

Balance at December 31, 2022	90	$-	74,631,743	$7,463	$56,294,220	$16,690,507	$72,992,190
Stock subscriptions			497,693	50	464,600		464,650
Net income						(279,773)	(279,773)
Balance at March 31, 2023	90	$-	75,129,436	$7,513	$56,758,820	$16,410,735	$73,177,068
Stock subscriptions			9,231,457	923	11,663,045		11,663,969
Net income						(3,141,489)	(3,141,489)
Balance at June 30, 2023	90	$-	84,360,893	$8,436	$68,421,865	$13,269,246	$81,699,547
Stock subscriptions			7,783,035	16	154,317		154,333
Net income						6,297,440	6,297,440
Balance at Sep. 30, 2023	90	$-	92,143,928	$8,452	$68,576,182	$19,566,686	$88,151,320

The accompanying footnotes are an integral part of these condensed consolidated financial statements.

F-4

THE SUSTAINABLE GREEN TEAM LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited)

	Nine Months Ended:
Cash flows used in operating activities:
Net Income (Loss)	$3,192,663	$989,304
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,446,776	2,801,391
Prepaid Advertising Expense	1,076,250	-
Equity increase in long term investment	-	66,389
Bargain purchase gain	-	(598,300)
Gain on sale of fixed assets	(8,610,981)	(16,833)
Paycheck Protection Program		(1,236,080)
Changes in operating assets and liabilities:
Accounts receivable, net	(6,661,527)	2,619,827
Notes Receivable	(12,000,000)	-
Inventories	(16,215,664)	(6,427,629)
Prepaid expenses and other assets	(193,293)	(841,171)
Accounts payable and accrued expenses	5,217,733	1,484,595
Income taxes payable	1,271,530	-
Net cash (used in) operating activities	(29,476,513)	(1,158,506)

Cash flows from (used in) investing activities:
Purchases of property and equipment	(2,916,140)	(4,405,777)
Proceeds from sale of property and equipment	245,735	7,422,659
Proceeds from long-term investments	(36,326)	26,595
Net cash from (used in) investing activities	(2,706,731)	3,043,477

Cash flows from (used in) financing activities:
Proceeds under credit agreements	24,996,136	5,561,800
Payments on credit agreements	(5,674,545)	(8,554,952)
Stock subscriptions	12,281,962	2,800,000
Stock redemptions	-	(2,437,500)
Net cash from (used in) financing activities	31,603,554	(2,630,652)

Net (decrease) in cash	0	(745,681)

Cash - beginning of period	-	788,242

Cash - end of period	$0	$42,561

The accompanying footnotes are an integral part of these condensed consolidated financial statements.

F-5

THE SUSTAINABLE GREEN TEAM, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – ORGANIZATION, BUSINESS OPERATIONS and BASIS OF PRESENTATION

Business Overview

The Company is a wholesale manufacturer and supplier of wood-based mulch, soil, and lumber products, selling directly to mass merchandisers, home centers, hardware stores, nurseries, garden centers, convenience stores, food stores and drug stores, in addition to wholesalers and distributors. The Company also provides arbor care and storm recovery services at the residential, commercial, and municipal levels while offering green waste solutions to large- and small-scale waste disposal and recycling companies located throughout the southeastern United States. The Company’s subsidiary, Mulch Manufacturing Inc., is the largest provider of cypress mulch in the country. In addition, in February 2023, the Company commenced production of HumiSoil® in its Florida facilities.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered operational losses and has a high interest cost to fund its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters include expanding its product line from solely mulch to include higher margin manufactured soil products it is producing under the VRM License Agreement leading to an expected increase in revenues, gross margin and profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of Presentation

The accompanying consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information. Pursuant to these rules and regulations, certain information and footnote disclosures normally included in the annual audited consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. The accompanying consolidated balance sheet as of December 31, 2022 is derived from the Company’s audited financial statements as of that date. Because certain information and footnote disclosures have been condensed or omitted, these consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2022. In management’s opinion, all normal and recurring adjustments considered necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented have been included. When appropriate, prior year amounts are reclassified to conform with the current period presentation. Interim period operating results do not necessarily indicate the results that may be expected for any other interim period or for the full fiscal year. The Company believes that the disclosures made in these consolidated financial statements are adequate to make the information not misleading.

General Economic, Market and Regulatory Conditions

The Company has experienced, and may continue to experience, direct and indirect negative effects on its business and operations from negative economic, market, and regulatory conditions, including the current level of market interest rates; continuing inflationary effects on the cost of fuel, labor and materials; supply chain disruptions; uncertainty related to the implementation and pace of spending under governmental programs and delays and uncertainty related to climate, environmental and sustainability-related matters; changes in technology, tax and other incentives; and potential market volatility that could negatively affect demand. The extent to which these conditions could affect the Company’s business, operations and financial results is uncertain as it will depend upon numerous evolving factors that management may not be able to accurately predict, and, therefore, any future impacts on the Company’s business, financial condition and/or results of operations cannot be quantified or predicted with specificity, including with respect to the effects of ongoing volatility and uncertainty in the energy and capital markets.

F-6

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This seems appropriate considering the substantial interest in the marketplace in the technologically advanced “Humisoil” product that has shown significant positive results in functional tests. In the last year, the Company has stockpiled a significant inventory of this product that is expected to satisfy much of this demand without having to use new resources for inventory. Because of its advanced technology, our Humisoil product is also generating higher profit margins. This new product has also brought us substantial investment interest which is promising for our ability to raise funds to cover any operational shortfalls we experience. Based on these factors, we have not prepared these financial statements with any adjustments that might result from any negative outcome associated with this uncertainty.

In spite of this, the Company has incurred significant losses since its inception and has not demonstrated an ability to generate sufficient revenues to achieve profitable operations. As such, there can be no assurance that profitable operations will be achieved, or if achieved, could be sustained on a continuing basis. In making this assessment, we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the twelve months ended September 30, 2024, and our current capital structure including equity-based instruments and our obligations and debts.

In the past, the Company has satisfied its obligations from the issuance of common stock; however, there is no assurance that such successful efforts will continue during the twelve months (subsequent to the date these consolidated financial statements are issued).

If the Company does not obtain additional capital, the Company will be required to reduce the scope of its business development activities or cease operations. The Company continues to explore obtaining additional capital financing and the Company is closely monitoring its cash balances, cash needs, and expense levels.

These factors create substantial doubt about the Company’s ability to continue as a going concern (within the twelve-month period subsequent to the date these unaudited consolidated financial statements are issued). The unaudited consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the unaudited consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

Principles of Consolidation

The unaudited consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to, revenue recognition, the allowance for bad debt, useful life of fixed assets, income taxes and unrecognized tax benefits, valuation allowance for deferred tax assets, and assumptions used in assessing impairment of long-lived assets. Actual results could differ from those estimates.

F-7

Critical Accounting Estimates

In order to prepare our financial statements in accordance with GAAP, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. Such estimates are based upon management’s current judgments, which are normally based on knowledge and experience regarding past and current events and assumptions about future events. Certain estimates are particularly sensitive due to their significance to the financial statements and the possibility that future events may be significantly different from our expectations.

While there are several accounting policies affecting our financial statements, we have identified the following critical accounting estimates that require us to make the most subjective judgments in order to fairly present our consolidated financial statements.

Cash

The Company considers all highly liquid short-term instruments that are purchased with an original maturity of six months or less to be cash equivalents. The Company had limited cash and cash equivalents as of September 30, 2023 and December 31, 2022.

Accounts Receivable

The Company periodically assesses its accounts receivable for collectability on a specific identification basis. If collectability of an account becomes unlikely, an allowance is recorded for that doubtful account. The Company records its accounts receivable net of an allowance for doubtful accounts. This allowance for doubtful accounts is estimated based on management’s evaluation of the contracts involved and the financial condition of its clients. The factors the Company considers in its client and contract evaluations include, but are not limited to:

■	Client type;
■	Historical contract performance;
■	Historical collection and delinquency trends;
■	Client credit worthiness; and
■	General economic conditions

Inventories

Inventories are stated at the lower of cost or net realizable value, with cost determined by the weighted-average cost method using full absorption costing for manufactured goods.

Judgments and Uncertainties:

Significant judgment is required to estimate the fair market value of our inventory as it requires assumptions and projections to be made based off labor and overheads required for manufacturing of bulk and bagged product. Additionally, timber purchases may vary by “track” of land and the output of these purchases can yield different inputs which in turn impacts quantities of mulch, lumber and soil outputs. We monitor our inventory levels and manufacturing consumption by location to ensure cycle counts align with purchases, burn rates, etc., and record adjustments to inventory levels when inventory counts are out of balance with expected results (beginning inventory + purchases – sales = ending inventory, as compared to, monthly inventory cycle counts).

F-8

Sensitivity of Estimates to Change:

As noted above, the “track” of land and output of these purchases yield different qualities which in turn impacts quantities of mulch, lumber and soil outputs and are sensitive to what is received from log vendor(s).

The accounting estimates the Company believes to be most sensitive due to their significance to the financial statements and the possibility that future events may be significantly different from the Company’s expectations in inventory. The Company made a change in management estimate for the accounting for yard inventory in the 3rd quarter of 2022, whereby it incorporated inventory counts as disclosed in the Company’s 3rd quarter 2022 and amended financial results. Subsequently, there have been no material changes to the Company’s inventory policies.

Property and Equipment

Property and equipment are recorded at cost. Expenditures that enhance the useful lives of the assets are capitalized and depreciated. Depreciation is computed using the straight-line method over the estimated useful lives of the related capitalized assets. Machinery and equipment is generally depreciated over 7 years. Vehicles are generally depreciated over 5 years. Maintenance and repairs are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, its cost and accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in operations.

While we believe that our reported disclosures comply with generally accepted accounting principles in the United States (“U.S. GAAP”), in alignment with ASC 360-10-50-1, we provide the following information:

Asset Class	Useful Life

Machinery & equipment	7 years
Office equipment	5-7 years
Leasehold improvement	10-15 years
Autos and trucks	5 years
Buildings	39.5 years
Land	Infinite
CIP	until placed in service

Impairment of Long-Lived Assets and Right of Use Assets

The Company reviews long-lived assets, including finite-lived intangible assets and right of use (“ROU”) lease assets, for impairment whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. The recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then these assets are written down first, followed by other long-lived assets of the operation to fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets.

F-9

Long-Term Investments and Related Accounting Policy

Long-Term assets are reviewed for impairment whenever events or circumstances indicate the assets may not be recoverable. The carrying amount of an asset to be held and used is not recoverable if it exceeds the sum of the undiscounted cash flows expected from the use and eventual disposition of the asset. For assets to be held and used, impairment losses are recognized based upon the excess of the asset’s carrying amount over the fair value of the asset. For long-lived assets to be disposed, impairment losses are recognized at the lower of the carrying amount or fair value less cost to sell.

Intangible Assets

The Company records its intangible assets at cost in accordance with Accounting Standards Codification (“ASC”) 350. Finite lived intangible assets are amortized over their estimated useful life using the straight-line method, which is determined by identifying the period over the term of the agreement. During the nine months ended September 30, 2023 and October 1, 2022, the Company performed valuation and impairment testing and did not record a loss on impairment. Additional information relating to the treatment of Intangible Assets is reflected in Note 6.

Goodwill

Goodwill represents the excess of the purchase price of the acquired business over the estimated fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at least annually at year end, at the reporting unit level or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill is tested for impairment at the reporting level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value. If the reporting unit does not pass the qualitative assessment, then the reporting unit’s carrying value is compared to its fair value. The fair values of the reporting units are estimated using market and discounted cash flow approaches. Goodwill is considered impaired if the carrying value of the reporting unit exceeds its fair value. The discounted cash flow approach uses expected future operating results. Failure to achieve these expected results may cause a future impairment of goodwill at the reporting unit.

Leases

In 2020, the Company adopted ASC Topic 842, Leases, or ASC 842, using the modified retrospective transition method with a cumulative effect adjustment to be accumulated deficit as of January 1, 2019, and accordingly, modified its policy on accounting for leases as stated below. As described under “Recently Adopted Accounting Pronouncements,” below, the primary impact of adopting ASC 842 for the Company was the recognition in the consolidated balance sheet of certain lease-related assets and liabilities for operating and financing leases with terms longer than 12 months. The Company elected to use the short-term exception and does not record assets/liabilities for short term leases (those leases with a term less than 12 months).

The Company’s leases primarily consist of facility leases which are classified as operating leases. The Company assesses whether an arrangement contains a lease at inception. The Company recognizes a lease liability to make contractual payments under all leases with terms greater than twelve months and a corresponding right-of-use asset, representing its right to use the underlying asset for the lease term. The lease liability is initially measured at the present value of the lease payments over the lease term using the collateralized incremental borrowing rate since the implicit rate is unknown. Options to extend or terminate a lease are included in the lease term when it is reasonably certain that the Company will exercise such an option. The right-of-use asset is initially measured as the contractual lease liability plus any initial direct costs and prepaid lease payments made, less any lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

Leased right-of-use assets are subject to impairment testing as a long-lived asset at the asset-group level. The Company monitors its long-lived assets for indicators of impairment. As the Company’s leased right-of-use assets primarily relate to facility leases, early abandonment of all or part of facility as part of a restructuring plan is typically an indicator of impairment. If impairment indicators are present, the Company tests whether the carrying amount of the leased right-of-use asset is recoverable including consideration of sublease income, and if not recoverable, measures impairment loss for the right-of-use asset or asset group.

F-10

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as they are incurred. Advertising and marketing expenses were $1,493,664 and $191,369 for the nine months ended September 30, 2023 and October 1, 2022, respectively. The increase in advertising expense is associated with the Company’s prepaid advertising asset associated with the new product launch of HumiSoil.

Fair Value Measurements

ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement). This fair value measurement framework applies at both initial and subsequent measurement. The Company has immaterial financial assets and liabilities carried at fair value as of September 30, 2023.

Net Income (Loss) per Common Share

Basic net income (loss) per common share is computed by dividing the net income by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share includes the effect of Common Stock equivalents (stock options, unvested restricted stock, and warrants) when, under either the treasury or if-converted method, such inclusion in the computation would be dilutive.

	Period Ended:
	Sep. 30, 2023	Dec. 31, 2022
Numerator for basic and diluted earnings (loss) per share:
Net income (loss)	$3,192,663	$989,304
Denominator for basic earnings (loss) per share –
Weighted Average Shares Outstanding	80,028,973,	88,902,029
Stock Warrants	1,835,000	1,650,000
Convertible notes	5,400,000	2,200,000
Denominator for diluted earnings (loss) per share –
Weighted Average and Assumed Conversion	87,263,973	92,752,029
Net income (loss) per share:
Basic net income (loss) per share	$0.04	$0.10
Diluted net income (loss) per share	$0.04	$0.10

Income Taxes

In December 2019, the FASB issued ASU 2019-12, simplifying the Accounting for Income Taxes (Topic 740) as part of its simplification initiative to reduce the cost and complexity in accounting for income taxes. This guidance is effective for interim and annual reporting periods beginning within 2021.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-11

The Company utilizes ASC Topic 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized. For tax positions that meet a “more likely than not” threshold, the Company recognizes the benefit in the consolidated financial statements.

For the nine months ended September 30, 2023, the Company recorded an income tax payable of $1,271,530 on the Balance Sheet. The Company’s in year tax provisions are based on a 26.5% effective rate for federal and state income taxes in 2023 after accounting for credit and loss carryforwards as well as permanent differences between book and taxable income. The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the consolidated statements of operations.

Acquisitions

Summary:

From time to time, we enter into strategic acquisitions in an effort to better serve existing customers and to attract new customers. We account for acquired businesses using the acquisition method of accounting under ASC 805, which requires the assets acquired and liabilities assumed be recorded at date of acquisition at their respective fair values. In some instances, Under ASC 805-50-30 the gain or loss on a business combination should be recognized and measured as the difference between the fair value of the assets acquired and the fair value of the liabilities assumed, minus the fair value of any non-controlling interests in the acquired business. This gain or loss is then recognized in the financial statements of the acquiring entity and considered a bargain purchase gain as one time realization for the sale. The Company has acquired assets under distressed conditions resulting in bargain purchase gains. In accordance with ASC 805-50-30, the acquired assets at have been independently valued using “certified appraisal” techniques. The findings from these independent valuations have been reflected in our financial statements.

Judgments and Uncertainties:

The Company performs annual impairment analysis to ensure the appraised value is aligned with the certified appraised value utilizing projected revenue and operating profit projections of these facilities. Additional leasehold improvements may be required to optimize the performance of these facilities.

Sensitivity of Estimates to Change:

On January 31, 2020, the Company completed the Mulch Acquisition. On December 30, 2021 the Company completed the acquisition of DDP. On December 31, 2021 the Company acquired equipment from the Beaver Washington facility and acquired the accompanying land on March 18, 2022. On December 31, 2021 the Company acquired equipment for the Jasper, Florida facility. Each of these acquisitions were accounted for under ASC 805. See “Note 11 – Acquisitions.”

Estimates associated with the accounting for acquisitions may change as additional information becomes available regarding the assets acquired. We believe the estimates applied to be based on reasonable assumptions, but which are inherently uncertain. As a result, actual results may differ from the assumptions and judgments used to determine the fair values of the assets acquired, which could result in impairment losses in the future. Changes in business conditions may also require future adjustments to the useful lives of assets acquired. If we determine that the useful lives of assets acquired are shorter than we had originally estimated, the rate of amortization may be accelerated.

Goodwill

Summary:

Goodwill represents the acquired fair value of a business in excess of the fair values of tangible and identified intangible assets acquired and liabilities assumed. We test goodwill on an annual basis as part of our year end processes and additionally if an event occurs or circumstances change that would indicate the carrying amount may be impaired.

F-12

The goodwill impairment test requires us to estimate and compare the fair value of a reporting unit to its carrying amount, including goodwill. If the fair value exceeds the carrying amount, the goodwill is not considered impaired. To the extent a reporting unit’s carrying amount exceeds its fair value, the reporting unit’s goodwill is deemed impaired, and an impairment charge is recognized based on the excess of a reporting unit’s carrying amount over its fair value.

Judgments and Uncertainties:

Significant judgment is required to determine whether impairment indicators exist and to estimate the fair value of our reporting units. Estimating the fair value of reporting units using the discounted cash flow model requires us to make assumptions and projections of revenue growth rates, gross margins, SG&A, capital expenditures, working capital, depreciation, terminal values, and weighted average cost of capital, among other factors.

The assumptions used to estimate fair value consider historical trends, macroeconomic conditions, and projections consistent with our operating strategy. Changes in these estimates could have a significant effect on whether or not an impairment charge is recorded and the magnitude of such a charge. Adverse market or economic events could result in impairment charges in future periods.

Sensitivity of Estimates to Change:

During the fourth quarter of the 2022 Fiscal Year, we performed our annual quantitative assessment of goodwill. No goodwill impairment charge was recorded as a result of the testing and the estimated fair value of each of our reporting units substantially exceeded its carrying value.

Revenue

The Company’s revenues are derived from two major types of services to clients: landscape recovery services and the manufacturing and sale of mulch, lumber and soil products. The Company recognizes revenue when its performance obligations are satisfied. With respect to landscape recovery services, its performance obligation is satisfied upon the completion of the landscape services for its customers. With respect to the manufacturing and selling of mulch, lumber and soil products, its performance obligation is satisfied upon delivery to its customers and/or Customer pickup on site. Services are provided for cash or on credit terms. These credit terms, which are established in accordance with local and industry practices, require payment within 30 to 45 days day(s) of performance. The Company estimates and reserves for its bad debt exposure based on its experience with past due accounts and collectability, the aging of accounts receivable and its analysis of customer data.

Recent Accounting Pronouncements

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”) in the first quarter of 2023. ASU 2021-08, which was issued to improve consistency for revenue recognition in the post-acquisition period for acquired contracts as compared to contracts entered into subsequent to acquisition, requires an acquirer to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606, Revenue from Contracts with Customers, rather than at fair value. The adoption of ASU 2021-08 did not have a material effect on the Company’s consolidated financial statements.

NOTE 4 – INVENTORIES

Inventories are stated at the lower of cost or net realizable value, with cost determined by the weighted-average cost method using full absorption costing for manufactured goods. The Company’s inventories are comprised of the following for the periods ended September 30, 2023 and December 31, 2022:

	Sep. 30, 2023	Dec. 31, 2022

Raw Materials	$24,192,067	$3,432,215
Work in Process	3,059,542	11,713,338
Finished Goods	9,225,142	3,510,626
Total Inventory	$34,871,844	$18,656,179

F-13

The Company purchases raw materials from 3rd party vendors and is also vertically integrated and purchases feed stock from its wholly owned subsidiary (National Storm Recovery or NSR) as an intercompany transaction. These intercompany sales are eliminated in consolidation. For the periods ended September 30, 2023 and December 31, 2022 (nine and twelve months, respectively), the inventory value of these intercompany transactions were $1,420,176 and $3,888,374, respectively. No cash was exchanged for these transactions. Inventories are stated at lower of cost or market. Cost is determined by the average unit cost method, and market represents the lower of replacement cost or estimated net realizable value. The Company regularly reviews its inventory for obsolescence. The Company determines the need to reduce its inventory carrying value based on utilization levels of specific product types, market developments impacting specific items, and transaction history of the inventory. The carrying value of inventory is reduced to realizable value when such values are less than cost.

On August 12, 2022, the Company issued 500,000 shares of common stock for the purchase of raw materials. The Company recorded the value of these raw materials at $1,500,000 based upon the Company’s end of day common stock close price. No cash was exchanged for this transaction.

On May 19, 2023, the Company issued 7,000,000 shares of common stock for the purchase of raw materials. The Company recorded the value of these raw materials at $8,200,000 based upon the Company’s end of day common stock close price. No cash was exchanged for this transaction.

On May 23, 2023, the Company issued 2,000,000 shares of common stock for the purchase of raw materials. The Company recorded the value of these raw materials at $2,700,000 based upon the Company’s end of day common stock close price. No cash was exchanged for this transaction.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	Sep. 30, 2023	Dec. 31, 2022

Machinery and equipment	$19,736,614	$20,449,231
Vehicles	4,441,312	4,441,312
Land	8,140,973	407,691
Buildings	14,483,053	14,483,053
Leasehold improvements	2,018,788	8,140,973
Construction in process	26,446,627	25,692,470
Gross Property & Equipment	75,267,366	73,614,729
Less: accumulated depreciation	(11,450,002)	(9,280,966)
Property and equipment, net	$63,817,364	$64,333,763

F-14

Depreciation expenses were $3,446,776 and $2,801,391 for the nine months ended September 30, 2023 and October 1, 2022, respectively. Increased depreciation expense relates to facilities placed in service in our Homerville location though the Company still reflects $26.4M in CIP primarily relating to its Jasper and Beaver facilities.

Upgrades to the Jasper facility, purchased in December of 2021, are considered “in process” as the Company plans to complete improvements once a funding source has been secured to purchase raw materials and provide working capital for this facility. Capital improvements at the Jasper facility included in CIP represent leasehold improvements and equipment of $12,000,000.

The Beaver facility, purchased in December of 2022, will continue to be in “in process” until such time as once a funding source has been secured to purchase raw materials, equipment, permitting costs and for working capital for this facility. Life to date improvements to the Beaver facility include leasehold improvements and equipment of $13,700,000.

NOTE 6 – INTANGIBLE ASSETS

The Company records its intangible assets at cost in accordance with Accounting Standards Codification (“ASC”) 350. Finite lived intangible assets are amortized over their estimated useful life using the straight-line method, which is determined by identifying the period over the term of the agreement.

On August 9, 2022, the Company entered into a restricted sublicense agreement (collectively with the VRM Sublicense Amendment defined below, the “VRM Sublicense”) with VRM Global Holdings Pty Ltd (“VRM Global”), and its wholly owned subsidiary VRM International PTY LTD (“VRM International,” together with VRM Global, collectively referred to herein together as the “Licensor”). The VRM Sublicense was amended on October 12, 2022 (the “VRM Sublicense Amendment”), to expand collaboration between the Company and Licensor and add the Licensor’s wholly owned subsidiary VRM Biologik Inc. (the “VRM Biologik”), among other things.

Pursuant to the VRM Sublicense, the Licensor granted the Company a restricted sub-license, pursuant to which the Licensor will allow the Company to use certain rights and entitlements and provide the Company with certain catalyst ingredients which will allow the Company to manufacture Humisoil® and XLR8® Bio (the “VRM Products”). These products are made using wood materials provided by the Company and the Licensor’s technology and catalyst ingredients to be acquired by the Company from the Licensor or produced by the Company pursuant to the VRM Sublicense. In addition, the VRM Sublicense grants the Company the non-exclusive right to distribute the VRM Products throughout the U.S., the exclusive right to market and distribute these products in packaging of less than one cubic yard in addition to the right to exclusively manufacture the Licensor’s catalyst ingredients in Florida, Washington State and the Caribbean (the “Exclusive Territory”).

The Company agreed to sell to Licensor the VRM Products manufactured by the Company in amounts determined in the sole discretion of the Company at an agreed-on price. In addition, Licensor has agreed to assign to the Company rights held by the Licensor to repurchase the VRM Products manufactured by others within the Exclusive Territory and an option to acquire such rights outside such territory.

In addition, pursuant to the VRM Sublicense Amendment, the Company acquired from Licensor 10% of VRM Biologik, certain catalyst ingredients for future delivery to be used in the Company’s production of Humisoil®, XLR8® Bio and other products, co-location of Licensor’s production facilities with the Company’s facilities in Florida and the state of Washington and development of an agreed plan to complete licensed manufacture of soil amendment catalysts in other strategic locations across the U.S. The catalyst ingredients, along with other inputs to be acquired by the Company from the Licensor and other suppliers, are expected to be sufficient to produce a minimum of 4,000,000 cubic yards of Humisoil® and its companion products. The Company’s ability to produce these products is constrained by its need for additional capital.

F-15

The Term of the VRM Sublicense is for a period of ten years from October 12, 2022 with the option to renew it for a five-year period. The VRM Sublicense may be terminated by written agreement of the parties, or immediately by the Licensor if the Company amends or alters any of the inputs, outputs, products, marks, materials, media, recipes, or any of the processes as described in any of the manuals provided by Licensor to the Company except as permitted by the VRM Sublicense or appointment of a liquidator, administrator, receiver, receiver and manager, mortgagee in possession or other external controller appointed by virtue of the laws of insolvency or appointed by a creditor, by VRM Global or by the holder of security over the assets of VRM Global or an assignment of VRM Global’s rights pursuant to the VRM Sublicense without the approval of VRM Global. VRM Global may terminate the VRM Sublicense if at any time the Company is in breach of any of the terms or conditions of the VRM Sublicense and it fails to remedy such breach within 30 days of notice from Licensor. In consideration of the grant of the VRM Sublicense, the Company initially issued to the Licensor, 500,000 shares of the Company’s common stock upon execution of the VRM Sublicense and an additional 6,000,000 shares upon execution of the VRM Sublicense Amendment. Additionally, the Company has agreed to pay the Licensor an aggregate of $1,000,000 in cash in two installments, with the first installment of $500,000 payable within 10 days of the Company’s completing an initial public offering of its common stock in order to raise cash (the “IPO”) and the second payment due on the one-year anniversary of the date of the IPO. In addition, pursuant to the VRM Sublicense Amendment, the Company has agreed to pay VRM Global an aggregate of $7,200,000 payable in tranches of $3,600,000 by December 31, 2022 and two payments of $1,800,000 on each of May 31, 2023 and October 31, 2023. The Company did not complete an IPO (or equivalent stock offering) by February 4, 2023 (or make the $500,000 payment within 10 days of such date); as such, VRM Global may terminate the VRM Sublicense and, the Company will be obligated to pay the Licensor its then market rates for all inputs utilized by the Company in the production of Humisoil®, XLR8® Bio and other products produced using these inputs during the term of the VRM Sublicense.On May 15, 2023 the Company, VRM International, VRM Global and VRM Biologik entered into an amendment to the VRM Sublicense Agreement whereby the Company agreed to issue VRM Global 7,000,000 shares of its common stock in lieu of the aggregate of $7,200,000 in cash payments and the $1,000,000 cash payments previously required to be made by the Company pursuant to the VRM Sublicense.

The Company valued the issuance of 6,000,000 shares of its Common Stock to VRM Global as consideration for the VRM Sublicense at $14,400,000 or $2.40 per share based upon the close price on the date of the VRM Sublicense and the Company began amortizing this amount at the rate of $960,000 per year over the term of the VRM Sublicense using the straight-line method.

On September 11, 2023 an Equity Acquisition Agreement was entered into by and between VRM Biologik Group represented by VRM Global Holdings Pty Ltd and SGTM to acquire 7,628,789 shares. The agreement included a transfer of permanent rights, equipment, an advisory panel, board seat, newly formed subsidiary, and transfer of inventory with capacity to manufacture up to 3 million gallons of VRM catalyst which will underpin capacity for manufacture of up to 30 million yards of VRM soil remediation catalyst.

On September 25, 2023 SGTM and VRM entered into a Master Licensing Agreement and Perpetual Rights Agreement increasing VRM Group’s equity in SGTM and create and foster positive synergy between the companies. To cooperate such that SGTM becomes the gateway for market access to VRM technology, Intellectual Property and IP Systems in the territory defined as North America, Central America, south America and the Carribbean Islands. The Company also receives exclusive rights to use, grant/sell permission to use, sub-license or otherwise hand the use of the technology.

In addition, the Company has an exclusive and robust supply contract for timber used as feedstock for the manufacturing of mulch with a third-party vendor that is amortized at the rate of $10,650 per year. The remaining balance to be amortized as of December 31, 2022, was $73,880.

Based on the above, estimated annual other intangible assets amortization expense for the succeeding five years is as follows (in thousands):

		September 30, 2023			December 31, 2022
	Useful Life	Gross Amount	Acc Dep	Net Amount	Gross Amount	Acc Dep	Net Amount
VRM Licensing Agreement	15 yrs	$14,400,000	$719,090	$13,680,910	$14,400,000	$-	$14,400,000
Supply Contract	10 yrs	73,880	7,920	65,960	84,532	10,652	73,880
		$14,473,880	$727,010	$13,746,870	$853,809	$76,617	$14,473,880

F-16

As of September 30, 2023 the remaining maturities were as follows

	VRM	Supply Contract
2023	$240,870	$
2024	959,960		8,104
2025	959,960		10,652
2026	959,960		10,652
2027	959,960		10,652
2028 and thereafter	$9,600,200		$25,900

Amortization expenses on the VRM and Supply Contract were $239,110 and $2,640, respectively, for the three months ended September 30, 2023 and October 1, 2022, respectively. Amortization expenses were $719,090 and $7,920 for the nine months ended September 30, 2023 and October 1, 2022, respectively.

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following amounts:

	September 30, 2023	December 31, 2022
Category

Accounts Payable	$9,376,721	$4,491,100
Accrued Interest	72,448	34,392
Accrued Expenses	534,083	239,527
Total	$9,982,752	$4,765,019

The Company’s increase in accounts payable is related to limited cash available resulting from the conclusion of litigation with the former owner in December, 2022.

NOTE 8 – LEASES

Sale/Leaseback

The Company reviews long-lived assets, including finite-lived intangible assets and right of use (“ROU”) lease assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then these assets are written down first, followed by other long-lived assets of the operation to fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets.

The Company entered into a lease agreement (the “Lease”) with a third-party financing company (the “Lessor”) on August 8, 2022, whereby the Lessor provided the Company with $7,500,000 in financing to purchase equipment located at the Company’s facilities in Jasper, Florida, Callahan, Florida and Homerville, Georgia (the “Equipment”). The Equipment was leased back to the Company pursuant to the Lease which includes the following key financial terms: an initial lease term of 30-months from the base period commencement date which period will automatically renew for successive one-year periods unless the Company notifies the Lessor at least 150 days prior to the end of the term of its intent to terminate the lease or exercise a buyout option. The Company has the right to buyout the Renewal Period obligations for an amount to be determined by Lessor and the Company. The monthly rental payments due by the Company under the Lease are initially $262,125 plus applicable sales/use and property tax subject to increase by an amount equal to.00006776 for every five basis point increase in thirty-six (36) month U.S. Treasury Notes as of the date of the lease multiplied by $7,500,000. The thirty-six (36) month U.S. Treasury Note yield is used as the basis for the calculation of the increase is 3.56%. In addition, the Company granted the Lessor a security interest in the equipment which is the subject of the Lease. The sale/leaseback transaction was recorded as a ROU Asset and Liability in accordance with ASC 842 and the fixed assets were reduced accordingly. In June of 2023, the Company entered into a forbearance agreement on this lease and is making monthly interest payment in the amount of $75,000 through September 2023 at which point the Company will determine to either pay the outstanding amount in full of revised the lease agreement.

	Sep. 30, 2023	Dec. 31, 2022
ROU Liability	10,803,711	10,490,776
Finance Lease	10,803,711	5,730,850
Operational Lease	-	4,759,926

F-17

On July 1, 2019, NSR LLC and Vista Landfill, LLC, a Waste Management Inc. company (“Waste Management”) entered into a Contractor Agreement which was amended on December 3, 2021 (collectively, the “Contractor Agreement”). The Contractor Agreement permits the Company to use two of Waste Management’s sites, one in Apopka, Florida and the other in Winter Garden, Florida, where we collect, store, grind, screen, color, and bag our own top-quality mulches for distribution. The Contractor Agreement requires us to store and grind at our cost and expense an agreed amount of vegetative waste belonging to Waste Management at a certain fixed price Waste Management pays us. We are obligated to provide Waste Management with certain regulatory reports regarding the amounts of materials received and processed at these sites and to comply with all Federal, state and local regulations regarding vegetative waste processing and maintain liability insurance in amounts provided for in the Contractor Agreement. In addition, we pay rent for the use of the use of the sites, a fee for each ton of ground vegetative waste leaving the sites and for our use of the electricity we consume in our operations at these sites. The Contractor Agreement expires on June 30, 2025. Waste Management invoices the Company for rent and utility charges under the Contractor Agreement which are treated as expenses by the Company and NSR LLC invoices Waste Management for processing materials which the NSR LLC performs under the Contractor Agreement and treats such amounts as revenues.

As of September 30, 2023, remaining maturities of lease liabilities were as follows:

	Finance Lease	Operating Lease
2023	$6,412,307	$-
2024	$3,995,871	-
2025	$122,118	-
2026	$143,084	-
2027	$130,332	-
2028 and thereafter	-	$-

NOTE 9 –NOTES PAYABLE

Notes Payable are summarized as follows:

	Sep 30, 2023	Dec 31, 2022
Summary of Outstanding Debt

Category
Real Estate	$20,988,390	$12,704,300
Equipment	$14,531,577	$18,229,282
Related Parties	$4,299,584	$1,500,000
Total Debt Obligation	$39,819,551	$32,433,582

F-18

Below is a detailed schedule of the Company’s debt obligations:

Breakdown by Outstanding Note	Sep 30, 2023	Dec 31, 2022

Seller note payable bearing interest at 6.0%, monthly payments of principal and interest of $82,390 beginning January 2023 with a $9,476,902 balloon due December 2028, secured by mortgaged real estate	$11,269,458	$11,650,000

Various third-party obligations secured by assets the Company acquired subject to this indebtedness to various third-party creditors, bearing interest at a 5% average rate. Monthly payments of $28,887	$702,990	$1,433,431

SBA Loan bearing interest 8% interest Monthly payments of principal and interest of $31,726 (note retired - June 2023)	$-	$2,896,912

Unsecured note payable to seller on bulk equipment purchase, bearing 4.0% interest. First $300,000 payment of principal and interest due March 2022, $200,000 payments of principal and interest due quarterly thereafter until paid in full	$961,642	$952,208

Note payable to a bank, secured by equipment, bearing interest at 2.95%. Monthly payments of principal and interest in the amount of $28,698 beginning January 2021 and due through December 2025	$802,307	$989,033

Note payable to an equipment financing company bearing interest at 3.95%. Monthly payments of principal and interest of $1,699 due August 2020 through July 2025.	$38,893	$48,460

Note payable to an equipment financing company bearing interest at 3.95%. Monthly payments of principal and interest of $7,050 due August 2020 through July 2025.	$186,818	$201,042

Note payable to an equipment financing company bearing interest at 3.95%. Monthly payments of principal and interest of $679 due August 2020 through July 2025.	$16,164	$19,365

Note payable to an equipment financing company bearing interest at 3.95%. Monthly payments of principal and interest of $8,316 due August 2020 through July 2025.	$201,370	$237,151

Note payable to an equipment financing company bearing interest at 3.95%. Monthly payments of principal and interest of $7,034 due August 2020 through July 2025.	$243,053	$275,008

Note payable to an equipment financing company bearing interest at 3.95%. Monthly payments of principal and interest of $7,392 due February 2021 through January 2026.	$216,097	$256,538

Note payable to an equipment financing company bearing interest at 3.95%. Monthly payments of principal and interest of $5,230 due December 2020 through November 2025.	$143,476	$167,729

Note payable to an equipment financing company bearing interest at 3.95%. Monthly payments of principal and interest of $5,201 due November 2020 through October 2025.	$137,998	$162,214

Note payable to an equipment financing company bearing interest at 3.95%. Monthly payments of principal and interest of $5,201 due October 2020 through September 2025.	$128,550	$152,968

Note payable to an equipment financing company bearing interest at 3.95%. Monthly payments of principal and interest of $679 due August 2020 through July 2025 (note amended)	$16,152	$132,952

Note payable to an equipment financing company bearing interest at 3.95%. Monthly payments of principal and interest of $4,662 due August 2020 through July 2025 (note amended)	$112,892	$-

Note payable to an equipment financing company bearing interest at 3.95%. Monthly payments of principal and interest of $5,201 due August 2020 through July 2025.	$133,281	$157,599

Note payable to the individual seller of the landscaping and recovery services business to NSR LLC bearing interest at 5%. Monthly payments of $5,000 are due through October 2023 with a $100,000 balloon due November 2023	$99,584	$140,003

F-19

Non-interest bearing note payable to an equipment financing company with monthly principal payments of $5,842 due December 2021 through November 2023	$18,444	$64,256

Note payable to an equipment financing company bearing interest at 9%. Due to three month COVID-19 payment suspension, monthly payments of principal and interest increased from $3,933 to $3,993 and extended three months through December 2023	$23,377	$49,349

Note payable to an equipment financing company bearing interest at 5.94%. Monthly payments of principal and interest of $1,174 beginning January 2022 through March 2028	$45,358	$63,390

Note payable to an equipment financing company bearing interest at 8%. Due to three month COVID-19 payment suspension, monthly payments of principal and interest increased from $2,410 to $2,452 and extended three months through December 2023	$14,405	$30,495

Note payable to an equipment financing company bearing interest at 9%. Due to three month COVID-19 payment suspension, monthly payments of principal and interest increased from $1,861 to $1,890 and extended three months through December 2023	$11,066	$23,359

Note payable to an equipment financing company bearing interest at 8%. Due to three month COVID-19 payment suspension, monthly payments of principal and interest increased from $1,808 to $1,840 and extended three months through December 2023	$10,798	$22,863

Note payable to an equipment financing company bearing interest at 11%. Due to five month COVID-19 payment suspension, monthly payments of principal and interest of $1,692 due from August through July 2023 with a $10,152 balloon payment in August 2023	$6,840	$20,843

Note payable to an equipment financing company bearing interest at 12%. Due to five month COVID-19 payment suspension, monthly payments of principal and interest of $1,749 due from August 2020 through June 2023 with a $10,496 balloon payment in July 2023	$5,397	$19,886

Notes payable to an equipment financing company bearing interest at 8%. Monthly payments of principal and interest of $977 due through Aug-24	$8,356	$36,472

Note payable to an equipment financing company bearing interest at 8%. Monthly payments of principal and interest of $766 due through Aug-24	$6,510	$14,514

Note payable to an equipment financing company bearing interest at 8%. Due to three month COVID-19 payment suspension, monthly payments of principal and interest increased from $751 to $765 and extended three months through January 2024	$5,205	$10,175

F-20

Note payable to an equipment financing company bearing interest at 10.64%. Monthly payments of principal and interest of $1,060 due through Feb-27	$27,810	$42,656

Note payable to an individual bearing interest at 12%. Monthly payments of interest of $5,000 starting on March 17, 2022 and due through February 2023. The principal is due no later than February 17, 2023, with no penalty for prepayment	$500,000	$500,000

Note payable to an individual bearing interest at 12%. Monthly payments of interest of $10,000 starting on Dec 15, 2022 and due through Dec 2023. The principal is due no later than Dec 15, 2023, with no penalty for prepayment	$1,000,000	$1,000,000

Note payable to an equipment financing company bearing interest at 11.45%. Monthly payments of principal and interest of $18,121 due through Mar-27	$638,384	$729,954

Note payable to an equipment financing company bearing interest at 11.45%. Monthly payments of principal and interest of $11,312 due through Mar-27	$398,506	$455,668

Note payable to an equipment financing company bearing interest at 12.45%. Monthly payments of principal and interest of $7,762 due through Apr-27	$269,017	$311,037

Note payable to an equipment financing company bearing interest at 12.13%. Monthly payments of principal and interest of $2,610 due through Apr-27	$90,955	$105,273

Note payable to an equipment financing company bearing interest at 12.00%. Monthly payments of principal and interest of $812 due through Jun-28	$35,241	$39,129

Note payable to an equipment financing company bearing interest at 10.59%. Monthly payments of principal and interest of $7,067 due through Jun-28	$316,135	$352,562

Note payable to an equipment financing company bearing interest at 10.20%. Monthly payments of principal and interest of $4,359 due through Apr-27	$156,338	$182,586

Note payable to an equipment financing company bearing interest at 11.86%. Monthly payments of principal and interest of $2,588 due through May-25	$49,425	$65,101

Note payable to an equipment financing company bearing interest at 3.61%. Monthly payments of principal and interest of $7,907 due through Apr-27	$318,598	$380,264

Note payable to an equipment financing company bearing interest at 3.61%. Monthly payments of principal and interest of $6,937 due through Apr-27	$279,506	$333,606

Note payable to an equipment financing company bearing interest at 3.49%. Monthly payments of principal and interest of $7,118 due through Apr-27	$287,378	$343,157

Note payable to an equipment financing company bearing interest at 7.70%. Monthly payments of principal and interest of $2,416 due through May-27	$94,4411	$108,319

Note payable to an equipment financing company bearing interest at 6.99%. Monthly payments of principal and interest of $14,056 due through Jun-27	$587,070	$649,896

Note payable to an equipment financing company bearing interest at 6.99%. Monthly payments of principal and interest of $2,307 due through Jun-27	$96,348	$106,658

Note payable to an equipment financing company bearing interest at 6.99%. Monthly payments of principal and interest of $1,468 due through Jun-27	$61,292	$67,848

Note payable to an equipment financing company bearing interest at 6.99%. Monthly payments of principal and interest of $2,780 due through Jun-27	$116,092	$128,513

F-21

Note payable to a financing company bearing interest at 78%. Weekly payments of principal and interest of $8,719 due through 6/1/2023 (note retired)	$-	$143,257

Note payable to a financing company bearing interest at 100%. Weekly payments of principal and interest of $5,346 due through 3/1/2023 (note retired)	$-	$43,777

Note payable to a financing company bearing interest at 117%. Weekly payments of principal and interest of $3,000 due through 3/1/2023 (note retired)	$-	$28,927

Note payable to an equipment financing company bearing interest at 6.99%. Monthly payments of principal and interest of $5,064 due through Sep-27	$226,079	$240,827

Note payable to an equipment financing company bearing interest at 8.3%. Monthly payments of principal and interest of $6,474 due through Oct-27	$282,015	$304,244

Note payable to an equipment financing company bearing interest at 8.3%. Monthly payments of principal and interest of $6,474 due through Oct-27	$282,015	$304,244

Note payable to an equipment financing company bearing interest at 10.6%. Monthly payments of principal and interest of $3,618 due through Dec-27	$157,080	$165,809

Note payable to an equipment financing company bearing interest at 10.6%. Monthly payments of principal and interest of $3,836 due through 12/1/2027 (Note Retired)	$166,572	$175,831

Note payable for real estate bearing interest at 8.0% and balloon payment at end of term Monthly interest of $7,029 with balloon of $1,054,300 due through Aug-25	$1,054,300	$1,054,300

Note payable to an equipment financing company bearing interest at 7.5%. Monthly payments of principal and interest of $11,850 due through Sep-28	$583,222	$654,943

Note payable to an equipment financing company bearing interest at 7.5%. Monthly payments of principal and interest of $2,689 due through Sep-28	$132,328	$148,601

Note payable to an equipment financing company bearing interest at 7.5%. Monthly payments of principal and interest of $830 due through Sep-28	$40,839	$45,861

Note payable to an equipment financing company bearing interest at 8.0%. Monthly payments of principal and interest of $12,135 due through Nov-28	$606,702	$677,231

Note payable to an equipment financing company bearing interest at 8.0%. Monthly payments of principal and interest of $10,967 due through Nov-28	$548,347	$612,092

Note payable to an equipment financing company bearing interest at 10.0%. Monthly payments of principal and interest of $2,032 due through Sep-24	$44,356	$40,690

F-22

Note payable to an equipment financing company bearing interest at 10.0%. Monthly payments of principal and interest of $2,482\ due through Sep-24	$21,695	$49,711

Note payable to an equipment financing company bearing interest at 7.5%. Monthly payments of principal and interest of $1,220 due through Sep-27	$41,167	$59,220

Convertible Note bearing interest only payments of 10% or $9,167. This Note includes a conversion feature into common stock at a conversion price of $0.50 per share	$1,100,000	$1,100,000

Notes payable with a factor rate ranging from 1.41 to 1.49 including Daily and Weekly payments from $2,502 Daily to $850,000 Weekly payments of principal and interest of $18,498 due through Apr-24	$3,824,077	$185,815

Note payable to an equipment financing company bearing interest at 10.59%. Monthly payments of principal and interest of $3,835 due through Feb-28	$166,593	$-

Note payable to an equipment financing company bearing interest at 9.89%. Monthly payments of principal and interest of $7,549 due through Jan-28	$332,776	$-

Note payable to an equipment financing company bearing interest at 9.89%. Monthly payments of principal and interest of $7,549 due through Jan-28	$332,776	$-

Note payable to an investment company bearing interest at 12%. Monthly payments of interest of $20,000 due through Aug-24 when the principal of $2,000,000 is due	$2,000,000	$-

Note payable to a materials supplier bearing interest at 12%. Monthly payments of principal and interest of $83,333 due through May-28	$5,000,000	$-

Note payable to an insurance financing company bearing interest at 7.05%. Monthly payments of principal and interest of $94,678 due through Apr-24	$554,195	$-

Note payable to an equipment financing company bearing interest at 7.04%. Monthly payments of principal and interest of $92,632 due through Apr-24	$663,194	$-

Convertible Note bearing interest only payments of 12% or $192,000 annually.	$1,600,000	$-

Total notes payable to unrelated parties	$39,819,549	$32,433,582
Short-term portion of notes payable	$17,346,367	$8,212,178

Long-term portion of notes payable	$22,473,182	$24,221,403

F-23

The schedule of future maturities on the above notes are as follows:

Year	Sep 2023	Dec 2022
2023	$15,346,367	$5,074,985
2024	6,107,519	3,533,458
2025	3,621,950	3,319,147
2026	3,085,529	2,717,453
2027	2,173,991	4,918,006
2028 & after	9,484,197	12,870,553

Note Payable - Related Parties

During the fiscal year ended December 31, 2022, the Company borrowed $2,000,000 from a related party for 12 months at 12% simple interest. The note was subsequently extended an additional 12 months on February 4, 2023. The Company has made interest only payments on these note(s) payable as of September 30, 2023 and the balance as of September, 30, 2023 is 1,500,000.

Note Payable – Debt Restructure

The Company restructured several equipment loans during the nine-month period ended September 30, 2023. The restructuring extended the term of some of the loans and allowed the Company to forgo monthly payments for a period of 30 to 90 days without recourse.

Convertible Notes

On November 8, 2022, we issued to a private investor a convertible note in the amount of $1,100,000 bearing 10% interest and included a conversion price of $0.50 per share of common stock. These securities were issued in reliance on Section 4(a)(2) of the Securities Act.

In May 5, 2023, we issued a convertible note to a private investor in the aggregate amount of $1,600,000 bearing interest at 12%. The note includes a conversion price into common stock at $0.50 per share. These securities were issued in reliance on Section 4(a)(2) of the Securities Act.

Note 10 - Stockholders’ Equity

Preferred Stock

On December 31, 2019, the Company’s Board of Directors adopted articles of incorporation in the state of Delaware authorizing, without further vote or action by the stockholders, to create out of the unissued shares of the Company’s common stock, $0.0001 par value Preferred Stock. The Board of Directors is authorized to establish, from the authorized and unissued shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and fix the rights and preferences of each such class of Preferred Stock; which class or series shall have such voting powers, such preferences, relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The articles of incorporation and designation authorizes the issuance of 5,000,000 shares of Preferred Stock, of which 100 shares have been designated as Series A Preferred Stock, of which 90 of Series A are issued and outstanding as of June 30, 2023. Each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series A Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter, with each share casting a vote equal to: the quotient of the sum of all outstanding shares of common stock together with any and all other securities of the Company that provide for voting on an “as converted” basis divided by 0.99.

F-24

Common Stock

As of September 30, 2023, and December 31, 2022, the Company had 245,000,000 shares of common stock authorized with a par value of $0.0001. There were 92,143,948 and 74,631,742 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.

Equity Transactions During the Period

The following issuances of common stock affected the Company’s Stockholders’ Equity:

Three months ending March 31, 2023

On January 1, 2023, we issued 250,000 shares of Common Stock to a private investor based on a subscription price of $1.00 per share with an aggregate value of $250,000. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On January 1, 2023, we issued 1,603 shares of Common Stock to an independent Board of Director at an aggregate value of $10,003 in exchange for services. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On January 1, 2023, we issued 1,603 shares of Common Stock to an independent Board of Director at an aggregate value of $10,003 in exchange for services. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On January 1, 2023, we issued 1,603 shares of Common Stock to an independent Board of Director at an aggregate value of $10,003 in exchange for services. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On January 4, 2023, we issued 250,000 shares of Common Stock to a private investor based on a subscription price of $1.00 per share with an aggregate value of $250,000. These shares were issued in reliance on Section 4(a)(2) of the Securities Act

On January 30, 2023, we issued 13,181 shares of Common Stock to the Company’s CFO based on a employment agreement with an aggregate value of $1.32. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On March 2, 2023, we issued 4,538 shares of Common Stock to an independent Board of Director at an aggregate value of $9,167 in exchange for services. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On March 8, 2023, we issued 75,000 shares of Common Stock to a private investor based on a subscription price of $1.00 per share with an aggregate value of $75,000. These shares were issued in reliance on Section 4(a)(2) of the Securities Act

On March 8, 2023, we issued 100,000 shares of Common Stock to a private investor based on a subscription price of $1.00 per share with an aggregate value of $100,000. These shares were issued in reliance on Section 4(a)(2) of the Securities Act

F-25

On March 21, 2023, we issued 33 shares of Common Stock to an independent Board of Director at an aggregate value of $0 in exchange for services. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On March 21, 2023, we issued 33 shares of Common Stock to an independent Board of Director at an aggregate value of $0 in exchange for services. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On March 21, 2023, we issued 33 shares of Common Stock to an independent Board of Director at an aggregate value of $0 in exchange for services. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On March 31, 2023, we issued 50,000 shares of Common Stock to a private individual with an aggregate value of $5 based on a mutual release agreement. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

Three months ending June 30, 2023

On May 16, 2023, we issued 127,457 shares of Common Stock to a vendor at an aggregate value of $63,728.50 in exchange for services. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On May 19, 2023, we issued 7,000,000 shares with an aggregate value of $8,820,000 in exchange for payment of raw materials. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On May 23, 2023, we issued 2,000,000 shares with an aggregate value of $2,700,000 in exchange for payment of raw materials. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On May 30, 2023, we issued 27,000 shares of Common Stock to an independent Board of Director at an aggregate value of $0 in exchange for services. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On May 30, 2023, we issued 27,000 shares of Common Stock to an independent Board of Director at an aggregate value of $0 in exchange for services. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On June 23, 2023, we issued 50,000 shares of Common Stock to a private investor based on a subscription price of $1.00 per share with an aggregate value of $50,000. These shares were issued in reliance on Section 4(a)(2) of the Securities Act

Three months ending September 30, 2023

On July 21, 2023, we issued 20,000 shares of Common Stock to a private investor based on a subscription price of $1.00 per share with an aggregate value of $20,000. These shares were issued in reliance on Section 4(a)(2) of the Securities Act

On July 21, 2023, we issued 15,000 shares of Common Stock to a private investor based on a subscription price of $1.00 per share with an aggregate value of $15,000. These shares were issued in reliance on Section 4(a)(2) of the Securities Act

On July 21, 2023, we issued 100,000 shares of Common Stock to a private investor based on a subscription price of $1.00 per share with an aggregate value of $100,000. These shares were issued in reliance on Section 4(a)(2) of the Securities Act

F-26

On August 4, 2023, we issued 19,332 shares of Common Stock to a vendor at an aggregate value of $19,332 in exchange for services. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On September 11, 2023, we issued 7,628,789 shares of Common Stock to a Pty LLC at an aggregate value of $1.30 in exchange for Master License Agreement. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

Convertible Notes

On November 8, 2022, we issued to a private investor a convertible note in the amount of $1,100,000 bearing 10% interest and included a conversion price of $0.50 per share of common stock. These securities were issued in reliance on Section 4(a)(2) of the Securities Act.

In May 5, 2023, we issued a convertible note to a private investor in the aggregate amount of $1,600,000 bearing 12% interest. The note includes a conversion price into common stock at $0.50 per share. These securities were issued in reliance on Section 4(a)(2) of the Securities Act.

Warrants

On October 5, 2022, we issued to a service provider a warrant to purchase up to 2,000,000 shares of Common Stock at an exercise price of $1.00 per share (the “ACCEL Warrant”); as of June 20, 2023 the outstanding shares were 1,650,000. These securities were issued in reliance on Section 4(a)(2) of the Securities Act.

On December 13, 2022, we issued to a private investor a warrant to purchase up to 25,000 shares of Common Stock in connection with the private investors common stock purchase; as of June 20, 2023 the outstanding shares were 25,000. These securities were issued in reliance on Section 4(a)(2) of the Securities Act

On December 13, 2022, we issued to a private investor a warrant to purchase up to 50,000 shares of Common Stock in connection with the private investors common stock purchase; as of June 20, 2023 the outstanding shares were 50,000. These securities were issued in reliance on Section 4(a)(2) of the Securities Act

On December 22, 2022, we issued to a private investor a warrant to purchase up to 50,000 shares of Common Stock in connection with the private investors common stock purchase; as of June 20, 2023 the outstanding shares were 50,000. These securities were issued in reliance on Section 4(a)(2) of the Securities Act

On December 22, 2022, we issued to a private investor a warrant to purchase up to 35,000 shares of Common Stock in connection with the private investors common stock purchase; as of June 20, 2023 the outstanding shares were 35,000. These securities were issued in reliance on Section 4(a)(2) of the Securities Act

On December 22, 2022, we issued to a private investor a warrant to purchase up to 25,000 shares of Common Stock in connection with the private investors common stock purchase; as of June 20, 2023 the outstanding shares were 25,000. These securities were issued in reliance on Section 4(a)(2) of the Securities Act

NOTE 11 – ACQUISITIONS

Beaver Sawmill Acquisition

Beaver, Washington. The Company purchased this facility in 2 transactions which occurred on December 31, 2021 and March 16, 2022. The building assets were acquired on December 31, 2021, through the sale of 400,000 shares of common stock @ $8.05 per share or $3,220,000. The Company recorded the value of the building assets at $9.24 due to the valuation of the Company’s common stock on the building asset closing date which adjusted the purchase price valuation for building assets from $3,220,000 to $3,696,000. The Company purchased the land assets on March 16, 2022, through cash proceeds totaling $1,025,475. The acquisition of the facility is characterized as a distressed sale resulting from global economic situations caused by COVID-19. The Company had the facility appraised and was provided an “as is” property valuation of $20,039,580. The Company recorded a bargain purchase gain of $15,318,105 in the two fiscal years ended December 31, 2022 and January 2,2022, due to the timing of the transactions. The Beaver facility is approximately 100,000 square feet and resides on 45 acres. The facility will be capable of producing 100+ million board feet of lumber per year once retrofitted for production. The planned operations at the Beaver, Washington facility is earmarked to begin by early 2024, allowing the Company to launch operations on the West Coast of the U.S. which will increase our lumber, mulch, and soil/fertilizer distribution in the west coast of the United States. The mill is located in a federally approved Economic Opportunity Zone and it is eligible for certain tax credits. Our ownership and operation of the mill is supported by the municipal and state governments.

F-27

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Inventory Purchases

VRM Biologik

On August 9, 2022, the Company entered into a restricted sublicense agreement (collectively with the VRM Sublicense Amendment defined below, the “VRM Sublicense”) with a soil technology company, VRM Global Holdings Pty Ltd (“VRM Global”), and its wholly owned subsidiary VRM International PTY LTD (“VRM International,” together with VRM Global, collectively referred to herein together as the “Licensor”). The VRM Sublicense was amended on October 12, 2022 (the “VRM Sublicense Amendment”), to expand collaboration between the Company and Licensor and add the Licensor’s wholly owned subsidiary VRM Biologik Inc. (the “VRM Biologik”), among other things.

Pursuant to the VRM Sublicense, the Licensor granted the Company a restricted sub-license, pursuant to which the Licensor will allow the Company to use certain rights and entitlements and provide the Company with certain catalyst ingredients which will allow the Company to manufacture Humisoil® and XLR8® Bio (the “VRM Products”). These products are made using wood materials provided by the Company and the Licensor’s technology and catalyst ingredients to be acquired by the Company from the Licensor or produced by the Company pursuant to the VRM Sublicense. In addition, the VRM Sublicense grants the Company the non-exclusive right to distribute the VRM Products throughout the U.S., the exclusive right to market and distribute these products in packaging of less than one cubic yard in addition to the right to exclusively manufacture the Licensor’s catalyst ingredients in Florida, Washington State and the Caribbean (the “Exclusive Territory”).

The Company agreed to sell to Licensor the VRM Products manufactured by the Company in amounts determined in the sole discretion of the Company at an agreed-on price. In addition, Licensor has agreed to assign to the Company rights held by the Licensor to repurchase the VRM Products manufactured by others within the Exclusive Territory and an option to acquire such rights outside such territory.

In addition, pursuant to the VRM Sublicense Amendment, the Company acquired from Licensor 10% of VRM Biologik, certain catalyst ingredients for future delivery to be used in the Company’s production of Humisoil®, XLR8® Bio and other products, co-location of Licensor’s production facilities with the Company’s facilities in Florida and the state of Washington and development of an agreed plan to complete licensed manufacture of soil amendment catalysts in other strategic locations across the U.S. The catalyst ingredients, along with other inputs to be acquired by the Company from the Licensor and other suppliers are expected to be sufficient to produce a minimum of 4,000,000 cubic yards of Humisoil® and its companion products.

The Term of the VRM Sublicense is for a period of ten years from October, 2022 with the option to renew it for a five-year period. The VRM Sublicense may be terminated by written agreement of the parties,. or immediately by the Licensor if the Company amends or alters any of the inputs, outputs, products, marks, materials, media, recipes, or any of the processes as described in any of the manuals provided by Licensor to the Company except as permitted by the VRM Sublicense or appointment of a liquidator, administrator, receiver, receiver and manager, mortgagee in possession or other external controller appointed by virtue of the laws of insolvency or appointed by a creditor, by VRM Global or by the holder of security over the assets of VRM Global or an assignment of VRM Global’s rights pursuant to the VRM Sublicense without the approval of VRM Global. VRM Global may terminate the VRM Sublicense if at any time the Company is in breach of any of the terms or conditions of the VRM Sublicense and it fails to remedy such breach within 30 days of notice from Licensor. In consideration of the grant of the VRM Sublicense, the Company initially issued to the Licensor, 500,000 shares of the Company’s common stock upon execution of the VRM Sublicense and an additional 6,000,000 shares upon execution of the VRM Sublicense Amendment. Additionally, the Company agreed to pay the Licensor an aggregate of $1,000,000 in cash in two installments, with the first installment of $500,000 payable within 10 days of the Company’s completing an initial public offering of its common stock in order to raise cash (the “IPO”) and the second payment due on the one-year anniversary of the date of the IPO. In addition, pursuant to the VRM Sublicense Amendment, the Company agreed to pay VRM Global an aggregate of $7,200,000 payable in tranches of $3,600,000 by December 31, 2022 and two payments of $1,800,000 on each of May 31, 2023 and October 31, 2023. As the Company has not completed the IPO or made the $500,000 payments within 10 days of due date, VRM Global may terminate the VRM Sublicense. This might require the Company to pay the Licensor at its current market rates for all inputs utilized by the Company in the production of Humisoil®, XLR8® Bio (and other products produced using these inputs during the term of the VRM Sublicense).

F-28

On May 15, 2023 the Company, VRM International, VRM Global and VRM Biologik entered into an amendment to the VRM Sublicense Agreement whereby the Company agreed to issue VRM Global 7,000,000 shares of its common stock in lieu of the aggregate of $7,200,000 in cash payments and the $1,000,000 cash payments previously required to be made by the Company pursuant to the VRM Sublicense.

New Earth Technologies PTE, LTD

On May 17, 2023 (the “New Earth Effective Date”), the Company entered into a product purchase agreement (the “Product Purchase Agreement”) with New Earth Technologies PTE, LTD (“New Earth”), whereby the Company purchased 1,565,520 gallons of catalyst ingredients (the “Catalyst Products”) to manufacture an estimated aggregate 4 million cubic yards of Humisoil, XLR8 Bio and other products. The purchase price for the ingredients consisted of 2,000,000 shares of our unregistered common stock which we issued to New Earth on May 22, 2023 and a cash payment of $5,000,000 payable in 60 monthly payments of $83,333 commencing on June 17, 2023. While the Product Purchase Agreement requires delivery of the Catalyst Products on the New Earth Effective Date, we have orally agreed with New Earth]to receive shipments of the ingredients in the coming months. The Product Purchase Agreement cannot be terminated by either party and entitles either party to bring an action for specific performance if any provision of the agreement is not performed in accordance with its terms, in addition to any other remedy to which such party is entitled at law or in equity. The Agreement also contains additional covenants, representations and warranties that are customary of product purchase agreements.

Legal Claims

Ralph Spencer Litigation

First Complaint and Settlement.

On March 25, 2021, the Company filed a civil complaint (the “First Complaint”) in Florida’s Ninth Judicial Circuit Court in Orange County, Florida against Ralph Spencer (“Spencer”), the former owner and CEO of Mulch Manufacturing, Inc., alleging certain tortious interference with the Company’s business operations and dealings. On April 1, 2021, the Company was granted an Emergency Temporary Injunction by the Court enjoining Mr. Spencer from, among other things, further attempts to interfere with the Company’s business operations.

On August 16, 2021, the parties entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”), wherein, among other provisions, all outstanding debt was extinguished. The Company recognized a $17,484,728 capital contribution, credited to Additional Paid-in Capital, from the extinguishment of debt.

The Company also agreed to pay Spencer $25,650,000 plus interest as follows:

(a)	Issuing Spencer a promissory note in the amount of $10,650,000 accruing interest at 6% per annum secured by four properties located in Florida and another in Georgia (the “Settlement Note”). The Settlement Note is amortized monthly over 20 years with a balloon payment of any outstanding balance on its third anniversary. The Company is current on all Settlement Note obligations as of the date of this Registration statement; and
(b)	Paying Spencer a total of $15,000,000 in exchange for the redemption of Spencer’s 40,000,000 shares of common stock and any and all ownership interests in which he may have or claim (the “Redemption Payment”). The Redemption Payment is to be paid to Spencer according to the following schedule: (i) $3,300,000 on October 15, 2021 in exchange for 8,797,800 common stock shares; and (ii) twenty-four (24) payments of $487,500 on the 15th of each month, commencing November 15, 2021, each for 1,300,091.67 common stock shares. Spencer executed a letter of instruction to the Company’s transfer agent, Pacific Stock Transfer, and provided all shares to the transfer agent to allow for the immediate redemption upon each payment.

F-29

On October 11, 2021, the First Complaint was voluntarily dismissed with prejudice as provided for in the Settlement Agreement.

Second Complaint.

On April 19, 2022, the Company together with its wholly owned subsidiary Mulch Manufacturing, Inc., (referred to together as the “Plaintiffs”) filed a civil complaint in Florida’s Ninth Judicial Circuit Court in Orange County, Florida Case No. 2022-CA-003280-O (the “Second Complaint”) against Spencer alleging that (i) Spencer breached the Settlement Agreement by disclosing confidential settlement terms to third parties and violating the non-disparagement provisions by repeatedly disparaging and defaming Anthony Raynor, Tami Raynor, and other officers, agents, and employees of the Plaintiffs, (ii) that Spencer engaged in certain tortious interference with the Company’s advantageous business relationships, and (iii) that Spencer engaged in a systematic campaign to defame, disparage and spread false statements about the Company and its employees, agents and representatives, including family members of Company employees.

On December 13, 2022 (the “Effective Date”), the Plaintiffs, Tami Raynor and Anthony Raynor (collectively, “Raynor”), and Ralph Spencer (“Spencer”), by and through his attorney-in-fact Christie Spencer and his court-appointed attorney, Christine J. Lomas, and Christie Spencer, as Ralph Spencer’s attorney-in-fact (together with Spencer, the “Spencer Parties”) (hereafter “the “Parties” or a “Party”), entered into a Settlement Agreement, (hereafter the “December 2022 Settlement Agreement”), in relation to the Second Complain (the “Business Court Litigation”).

As a complete settlement of the dispute that is the subject of the Business Court Litigation, the Parties agreed to the following material terms as provided for in the December 2022 Settlement Agreement:

Terms Regarding Promissory Note, Mortgage, and Deed to Secure Debt. Within five days of the Effective Date, Spencer and RJ Enterprises of Florida, LLC (“RJ Enterprises”) agreed to convey certain real estate located in Nassau County, Florida (the “RJ Parcels”) to the Company’s wholly owned subsidiary Mulch Manufacturing, Inc. (“Mulch Manufacturing”) free and clear from any and all interests, mortgages, liens, encumbrances, and clouds on the title, including a $200,000 mortgage from RJ Enterprises to Weber Holdings, Ltd. The RJ Parcels are comprised of two tracts of land, one of which is approximately 2.93 acres and the other is approximately 14.9 acres, both of which are located off of U.S. Highway 301 in Callahan, Florida 32011. The Company accounted for this transaction by recording additional fixed assets and APIC by $200,000, respectively, as the

In addition, Spencer agreed to release the real property located at 108 Copeland Street, Jacksonville, Florida 32204 (the “Copeland Parcel”) from the mortgage securing a debt in the original principal amount of $10,650,000 issued by the Company in favor of Spencer as provided for in the Settlement Agreement (the “August 2021 Mortgage”). Further, the Parties agreed to amend the August 2021 Mortgage and the underlying promissory note to increase the principal balance to $11,500,000, which amount will be amortized over twenty (20) years with any and all remaining amounts of principal and interest becoming due and payable sixty months after the date of amendment. The August 2021 Mortgage will be further modified to add the RJ Parcels as collateral security and limit the inspection rights of Spencer and certain other persons and restrict Spencer from selling, transferring, assigning, gifting, encumbering, or placing any liens on the August 2021 Mortgage for a period of two years from the date it is amended. The Company accounted for this transaction by recording additional fixed assets and Notes Payable by $850,000, respectively.

Terms Regarding Common Stock of the Company. According to the terms of the December 2022 Settlement Agreement, the Company agreed with Spencer to redeem 22,101,556 shares of the Company’s common stock he owns (the “Spencer Shares”) in exchange for the Company’s payment to Spencer of $1,000,000. The Company’s obligation to pay Spencer is conditioned on Spencer delivering: (i) a letter of instruction directing the Company’s transfer agent to rescind the issuance of the Spencer Shares, (ii) a quit claim deed to the RJ Parcels to Mulch Manufacturing and (iii) a release of the Copeland Property from the August 2021 Mortgage. In addition, Spencer has represented that he has no rights, options, or warrants to buy additional shares of common stock or any other stock or ownership interests in the Company, that Spencer has not sold, assigned, transferred, encumbered, or gifted, directly or indirectly, any stock, rights, options, warrants, or other ownership interests in the Company to any person or party and that he has no other ownership interests whatsoever in the Company or Mulch Manufacturing.

F-30

The December 2022 Settlement Agreement also provides the Company will pay Spencer an aggregate of $1,500,000 in installments of $500,000 on April 1, 2023, August 1, 2023 and December 1, 2023 conditioned on Spencer complying with his obligations under the December 2022 Settlement Agreement (the “Additional Amounts”). On December 27, 2022, these conditions were fulfilled and the Company completed the redemption of the 22,101,556 shares of common stock.

The December 2022 Settlement Agreement also provides the parties will execute and file a joint stipulation providing that if Ralph Spencer and Christie Spencer fail to comply with certain non-harassment obligations provided for in the December 2022 Settlement Agreement the unpaid balance of the Additional Amounts will be paid to the Company.

Short term cash advance

On June 23, 2023, the Company into a merchant agreement with Ace Funding Source LLC (“ACE”) for $1,000,000 and Rocket Capital NY LLC (“RC”) for $500,000. On September 7, 2023 RC filed a summons due to default of payment. On September 13, 2023 ACE filed a verified complaint on default of payment.

NOTE 13 – CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits, investments and trade receivables. The Company’s cash balances and short-term investments are maintained in accounts held by major banks and financial institutions located in the U.S. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of September 30, 2023, the Company did not have any deposit amounts in excess of the FDIC insured limit. In order to mitigate credit risk, the Company continually reviews the credit worthiness of its major clients.

For the nine months ended September 30, 2023, one customer accounted for approximately 29% of revenue and 84% of accounts receivable.

NOTE 14 – SUBSEQUENT EVENTS

Litigation

The Company recognizes liabilities for any contingency that is probable of occurrence and reasonably estimable. The Company continually assesses the likelihood of adverse judgments or outcomes in such matters, as well as potential ranges of possible losses (taking into consideration any insurance recoveries), based on a careful analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts.

Given the uncertainty inherent in litigation and investigations, the Company does not believe it is possible to develop estimates of reasonably possible losses (or a range of possible losses) in excess of current accruals for such matters. The nature of legal proceedings is such that the Company cannot assure the outcome of any particular matter, and an unfavorable ruling or development could have a materially adverse effect on our consolidated financial position, results of operations and cash flows in the period in which a ruling or settlement occurs. However, based on information available to the Company’s management to date, the Company’s management does not expect that the outcome of any matter pending against the Company is likely to have a materially adverse effect on the Company’s consolidated financial position, results of operations, cash flows or liquidity.

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